                                                          EXHIBIT 21

                   SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 1998, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                                Owned by
                                                                 Solutia
                                                              -------------

Monchem International, Inc..................................       100

Solutia Europe N.V./S.A.....................................       100

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